UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 1, 2013

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13795	95-2588080
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4695 MacArthur Court

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number: (949) 260-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 1, 2013, the Board of Directors of American Vanguard Corporation (the “Board”) appointed Morton D. Erlich to serve as a member of the Board, thereby filling the vacancy that had been created by the passing of the late Irving J. Thau in July 2013. Mr. Erlich will serve until the 2014 annual stockholders’ meeting. The Board also appointed Mr. Erlich to serve on as Chair of the Audit Committee. Mr. Erlich was selected through means of a search of outside candidates conducted by the registrant.

There have been no transactions since the beginning of registrant’s last fiscal year, nor are there any proposed transactions, in which registrant was or is to be a participant (and the amount involved exceeds $120,000) and in which Mr. Erlich had or will have a direct or indirect material interest.

On October 3, 2013, the Company issued a press release announcing the appointment of Mr. Erlich. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information contained in this Current Report on Form 8-K, including the Exhibits attached hereto, is being furnished under Items 5.02, 8.01 and 9.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

On October 3, 2013, the Company issued a press release announcing the appointment of Morton D. Erlich to its board of directors. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release dated October 3, 2013 of American Vanguard Corporation regarding the appointment of Morton D. Erlich to its board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Vanguard Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN VANGUARD CORPORATION
Date: October 4, 2013

	By:	/s/ Timothy J. Donnelly
Timothy J. Donnelly
Chief Administrative Officer,
General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Press release of American Vanguard Corporation dated October 3, 2013 regarding the appointment of Morton D. Erlich to its board of directors.